                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



         Date of report (Date of earliest event reported): June 29, 2001


                          TALON AUTOMOTIVE GROUP, INC.
              -----------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Michigan                   333-56461                  38-3382174
       -------------              --------------             ---------------
(State or Other Jurisdiction       (Commission              (I.R.S. Employer
of Incorporation)                  File Number)             Identification No.)


                  900 Wilshire Drive, Suite 203, Troy, MI 48084
 ------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (248) 362-7600

Item 3.  Bankruptcy or Receivership.

         As more fully described in the press release attached as Exhibit 99.1 and incorporated herein by this reference, on June 29, 2001, Talon Automotive Group, Inc. ("Talon") and its subsidiary VS Holdings, Inc. ("VS Holdings") filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court, Eastern District of Michigan, Southern Division, as anticipated by the previously reported Lockup Agreement referred to below. Talon's case is No. 01-52629-R while VS Holding's case is No. 01-52631-R. These cases (collectively, the "Chapter 11 Proceeding") are being jointly administered but have not been substantively consolidated. Each of Talon and VS

Holdings is a debtor in possession of its property and continues to operate and manage its business.

         Also on June 29, 2001, and as anticipated by the Lockup Agreement, Veltri Metal Products Company, a Nova Scotia unlimited liability company and subsidiary of Talon ("Veltri"), filed a voluntary petition for relief under the Companies' Creditors Arrangement Act in the Ontario Superior Court of Justice (the "Canadian Proceeding").

         As previously reported, on June 7, 2001, Talon, VS Holdings and Veltri (collectively, the "Company"), together with the holders (the "Consenting Holders") of approximately 71.6% (excluding certain "insider holders") of Talon's 9.625% Senior Subordinated Notes Due 2008 (the "Notes"), signed a Lockup Agreement dated as of May 30, 2001 (the "Lockup Agreement"), which is attached to this report as Exhibit 99.2 and is incorporated herein by this reference. Subject to satisfaction of the terms and conditions of the Lockup Agreement, in the Lockup Agreement the Consenting Holders agreed to support the plans of reorganization filed by the Company in the Chapter 11 Proceeding and the Canadian Proceeding. The Lockup Agreement facilitates an exchange of outstanding Notes for stock in a reorganized VS Holdings, significantly reducing the outstanding indebtedness and interest obligations of the Company. The Company has negotiated a post-petition financing agreement with a syndicate of banks (the "DIP Financing") the purpose of which is to provide super-priority secured credit to the Company in order that it might continue to operate its business.

         On July 11, 2001, the judge in the Chapter 11 Proceeding approved the DIP Financing. At that time the judge also ordered:

         - that the "initial meeting of creditors" pursuant to Section 341 of the Bankruptcy Code would occur at 10:00 a.m., Eastern time, on August 3, 2001;

         - that the final time and date by which pre-petition creditors must file their proofs of claim in the Chapter 11 Proceeding, otherwise knows as the "bar date," would be 4:00 p.m., Eastern time, on August 20, 2001; and

         - that, in addition to giving notice to known creditors by mail, the Company would give notice of certain key dates and events in the Chapter 11 Proceeding to the beneficial holders of the approximately $25,310,670 aggregate principal amount of Notes whose identities are presently unknown by the Company by publishing notice in the Detroit News, the Detroit Free Press, Crain's Detroit Business and The Wall Street Journal (national edition).

All documents filed with the court are available for inspection at the office of the Clerk of the Bankruptcy Court, Clerk of Court, Intake Section, United States Bankruptcy Court, 211 W. Fort Street, 21st Floor, Detroit, Michigan 48226.

Item 7. Financial Statements and Exhibits. The following documents are filed herewith as part of this report:

(a)  Financial statements of businesses acquired:

Not applicable.

(b)  Pro forma financial information:

Not applicable.

(c)  Exhibits:

Exhibit 99.1. Press Release dated July 2, 2001.

Exhibit 99.2. Lockup Agreement dated as of May 30, 2001 among Talon Automotive
              Group, Inc., VS Holdings, Inc., Veltri Metal Products Company and the holders of certain 9.625% Senior Subordinated Notes Due 2008.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TALON AUTOMOTIVE GROUP, INC.


Date: July 13, 2001                 By: /s/ David J. Woodward
                                       --------------------------------
                                          David J. Woodward
                                          Vice President of Finance, Chief
                                          Financial Officer and Treasurer

                               INDEX TO EXHIBITS



EXHIBIT NO.             DESCRIPTION

99.1                    Press Release dated July 2, 2001

99.2 Lockup Agreement dated as of May 30, 2001 among Talon Automotive Group, Inc., VS Holdings, Inc., Veltri Metal Products Company and the holders of certain 9.625% Senior Subordinated Notes Due 2008.